                                    MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                  (Page 1 of 2)
                  COMPUTATION OF INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE
                  -------------------------------------------------------------------

                                                                     FOR THE                   FOR THE
                                                                THREE MONTHS ENDED         SIX MONTHS ENDED
                                                              ----------------------    ----------------------
                                                              June  30,    June  30,    June  30,    June  30,
BASIC                                                           1998         1997         1998         1997
-----                                                         ---------    ---------    ---------    ---------
Net income (loss)                                             $  60,384    $  75,634    $  73,053    $(128,990)

Less: Dividends on convertible preferred stock                   (1,990)      (2,837)      (3,980)      (5,677)
                                                              ---------    ---------    ---------    ---------
Net income (loss) applicable to common shares                 $  58,394    $  72,797    $  69,073    $(134,667)
                                                              =========    =========    =========    =========

Applicable Shares for Computation of Income (Loss)
 per Share:
--------------------------------------------------

Weighted average common shares outstanding                      291,737      292,890      290,069      293,131
                                                              =========    =========    =========    =========
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                                    MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                  (Page 2 of 2)
                  COMPUTATION OF INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE
                  -------------------------------------------------------------------

                                (In thousands, except per share amounts)

                                                                     FOR THE                   FOR THE
                                                                THREE MONTHS ENDED         SIX MONTHS ENDED
                                                              ----------------------    ----------------------
                                                              June  30,    June  30,    June  30,    June  30,
DILUTED                                                        1997 (a)     1996 (b)     1997 (b)     1996 (b)
-------                                                       ---------    ---------    ---------    ---------
Net income (loss)                                             $  60,384    $  75,634    $  73,053    $(128,990)

Add: Interest savings, net of tax, applicable to:
     Assumed conversion of 7% Notes
                                                                      -          182            -          364
Net income (loss) applicable to common shares                 ---------    ---------    ---------    ---------
                                                              $  60,384    $  75,816    $  73,053    $(128,626)
                                                              =========    =========    =========    =========
Applicable Shares for Computation of Income (Loss)
 per Share:
--------------------------------------------------

Weighted average common shares outstanding                      293,433      291,737      293,242      290,069
Weighted average common equivalent shares arising from:
  Dilutive stock options                                          3,627        3,352        4,024        3,072
  Assumed conversion of Series B convertible preferred stock          -        2,753            -        2,753
  Assumed conversion of Series C convertible preferred stock      7,731        7,740        7,731        7,740
  Assumed conversion of 7% Notes                                      -          893            -          838
  Disney warrant                                                      -            -           15            -
  Stock subscription warrants                                       660          627          662          621
                                                              ---------    ---------    ---------    ---------
Weighted average number of common and common
  equivalent shares                                             305,451      307,102      305,674      305,093
                                                              =========    =========    =========    =========

Diluted Income (Loss) Per Common Share:
---------------------------------------
Net income (loss) per common share                            $    0.20    $    0.25    $    0.24    $   (0.42)
                                                              =========    =========    =========    =========

(a) - This calculation is submitted in accordance with Regulation S-K, Item 601 (b)(11), although it is contrary to paragraph 13 of FAS No. 128 because it produces an anti-dilutive result.

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